THIS NOTE, AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE (THE "SECURITIES") HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT" OR THE "SECURITIES ACT") SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO OR (ii) RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER NOR IS IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS. THIS LEGEND SHALL BE ENDORSED UPON ANY NOTE ISSUED IN EXCHANGE FOR THIS NOTE AND ANY SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE (EXCEPT AS OTHERWISE PROVIDED BELOW).

CONVERTIBLE PROMISSORY NOTE

CN-7 **Effective October 25, 2018**

NOW THEREFORE FOR VALUE RECEIVED, the undersigned, **PEDEVCO Corp.**, a Texas corporation (the "**Borrower**"), hereby promises to pay to the order of **SK Energy, LLC** and assigns ("**Holder**"), the principal amount of **Seven Million Dollars and No Cents (US $7,000,000)** (the "**Principal**"), in lawful money of the United States of America, which shall be legal tender, bearing interest and payable as provided herein. This Convertible Promissory Note (this "**Note**" or "**Promissory Note**") has an effective date of October 25, 2018 (the "**Effective Date**"). This Note is entered into to evidence the loan of the Principal to the Borrower on the Effective Date (the "**Loan**"). The payment of any amounts due to the Holder under this Note is expressly subordinated and deferred until full payment and satisfaction of that certain Promissory Note, dated June 25, 2018, in the amount of $7.7 million, issued by the Company to SK Energy, LLC, as the same may be amended or modified in accordance with its terms (the "**Senior Note**"), unless otherwise waived or permitted by SK Energy, LLC, provided, however, nothing in the Senior Note or this Note shall restrict Holder from exercising its Holder Conversion Option (as defined below) as set forth, and in accordance with, the provisions set forth herein.

1. Interest ("**Interest**") shall accrue on the Principal amount of this Note then outstanding at the rate of eight and one-half percent (8.5%) per annum (the "**Interest Rate**"), compounded monthly at the rate of 1/12th of such annual interest per month, on the last day of each calendar month ("**Monthly Interest**"). The Monthly Interest shall accrue and be payable on the Maturity Date, if not paid prior to such Maturity Date, or converted into Shares (as defined in Section 2) as provided herein.

2. Holder's Option to Convert This Note Into Shares.

(a) At any time following (i) the NYSE Approval Date (as defined below) and (ii) prior to the payment in full by the Borrower of this Note, subject to the provisions of Section 2, below, Holder shall have the option to convert the Principal (or any portion thereof) and accrued Interest (or any portion thereof), into shares (the "**Shares**") of common stock of the Borrower ("**Common Stock**"), at the applicable Conversion Price (the "**Holder Conversion Option**"), which shall apply for the conversion of Principal and all accrued Interest (each a "**Conversion**"). The "**Conversion Price**" shall equal: the greater of (x) $0.01 above the Book/Market Price.

(b) In order to exercise this Holder Conversion Option, the Holder shall provide the Borrower a written notice of its intentions to exercise this Holder Conversion Option, which notice shall set forth the amount of this Promissory Note to be converted, the applicable Principal and Interest to be converted and the calculation of the applicable Conversion Price, which shall be in the form of Exhibit A, attached hereto ("**Notice of Conversion**"). Within ten (10) business days of the Borrower's receipt of the Notice of Conversion (reflecting Conversion Price confirmed by the Borrower), the Borrower shall deliver or cause to be delivered to the Holder, written confirmation that the Shares have been issued in the name of the Holder. If the Borrower reasonably believes that there is an error in Holder's calculation of the Shares issuable in connection with the Notice of Conversion or the Conversion Price provided for therein, or another issue with the conversion, the Borrower shall not be obligated to honor such defective Notice of Conversion and shall promptly notify Holder of such errors. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Note to the Borrower until the Holder has converted the entire amount of this Note, in which case, the Holder shall surrender this Note to the Borrower for cancellation within three (3) business days of the date the final Notice of Conversion is delivered to the Borrower. Partial conversions of this Note shall have the effect of lowering the outstanding Principal amount of this Note. The Holder and the Borrower shall maintain records showing the actual Principal Amount of this Note, provided that absent manifest error, the Borrower's records shall control.

(c) In the event of the exercise of the Holder Conversion Option, Holder shall cooperate with the Borrower to promptly take any and all additional actions required to make Holder a stockholder of the Borrower including, without limitation, in connection with the issuance of the Shares and providing the Borrower or its legal counsel or Transfer Agent, representations as to financial condition, investment intent and sophisticated investor status of such Holder as may be reasonably requested or required. The Borrower shall at all times take any and all additional actions as are necessary to maintain the required authority to issue the

Shares to the Holder, in the event the Holder exercises its rights under the Holder Conversion Option.

(d) Following the effective time of any Conversion, all rights of any Holder with respect to the amount of this Note converted, will terminate, except only for the rights of any such Holder to receive certificates (if applicable) for the number of Shares which this Note has been Converted.

(e) The following terms have the meanings given to them below as used in this Section 2:

(i) "**Principal Market**" means initially the NYSE American, and shall also include the NASDAQ Capital Market, New York Stock Exchange, the NASDAQ National Market, the OTCQB Market, the OTCQX Market, or the OTC Pink Market, whichever is at the time the principal trading exchange or market for the Common Stock, based upon share volume.

(ii) "**Book/Market Price**" means the greater of (i) the book value of one share of Common Stock, as calculated pursuant to the applicable rules and regulations of the Principal Market; and (ii) the closing sales price of the Common Stock on the Principal Market, each (i) and (ii), calculated on the Effective Date.

3. General Provisions Relating to the Shares and Conversions.

(a) Conversion calculations pursuant to Section 2, shall be rounded to the nearest whole share of Common Stock.

(b) If the Borrower at any time or from time to time on or after the Effective Date effects a subdivision of its outstanding Common Stock, the Conversion Price and Book/Market Price then in effect immediately before that subdivision shall be proportionately decreased, and conversely, if the Borrower at any time or from time to time on or after the Effective Date combines its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price and Book/Market Price then in effect immediately before the combination shall be proportionately increased.

(c) Unless the Holder provides the Borrower a valid legal opinion within five (5) days of the date the Conversion Notice is received that such Shares can be issued free of restrictive legend, the Shares shall be issued with a standard Rule 144 restrictive legend.

(d) No Shares shall be issued by the Borrower hereunder unless or until the additional listing of such Shares has been approved by the NYSE American (the

date of such NYSE American approval as used herein shall be the "**NYSE Approval Date**").

(e) At any time this Note is held by SK Energy LLC, a Delaware limited liability company, or its assigns, or any affiliate (as such term is defined and/or interpreted under the rules and regulations of the Securities Act (as defined in Section 15)) of SK Energy LLC (collectively, "**SK Energy**"), the applicable portion of this Note shall not be convertible by the applicable Holder pursuant to the Holder Conversion Option during any time that, and only to the extent that, the number of Shares to be issued to Holder upon such Conversion, when added to the number of shares of Common Stock, if any, that such applicable Holder otherwise beneficially owns (outside of this Note, and not including any other securities of the Borrower held by Holder having a provision substantially similar to this paragraph) at the time of such Conversion, would exceed 49.9% (the "**SK Energy Maximum Percentage**") of (A) the number of shares of Common Stock of the Borrower; or (B) the voting rights of the security holders of the Borrower; outstanding immediately after giving effect to the issuance of the Shares upon Conversion of this Note held by the Holder, as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "**SK Energy Beneficial Ownership Limitation**").

(f) At any time this Note is not held or beneficially owned by (i) SK Energy; (ii) any officer of the Borrower; (iii) any director of the Borrower; or (iv) any person which at the time of obtaining beneficial ownership (as defined in the Securities Exchange Act of 1934, as amended) beneficially owns more than 9.99% of the Borrower's outstanding Common Stock or voting stock (each of (ii) through (iv) above, a "**Borrower Affiliate**"), the applicable portion of this Note shall not be convertible by the applicable Holder pursuant to the Holder Conversion Option during any time that, and only to the extent that, the number of Shares to be issued to such applicable Holder upon such Conversion, when added to the number of shares of Common Stock, if any, that the applicable Holder otherwise beneficially owns (outside of this Note, and not including any other securities of the Borrower held by Holder having a provision substantially similar to this paragraph) at the time of such Conversion, would exceed 4.99% (the "**Non-Affiliate Maximum Percentage**" and together with the SK Energy Maximum Percentage, as applicable, the "**Maximum Percentage**") of (A) the number of shares of Common Stock of the Borrower; or (B) the voting rights of the security holders of the Borrower; outstanding immediately after giving effect to the issuance of Shares upon Conversion of this Note held by the Holder, as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "**Non-Affiliate Beneficial Ownership Limitation**" and together with the SK Energy Beneficial Ownership Limitation, as applicable, the "**Beneficial Ownership Limitation**").

(g) For the sake of clarity, at any time that this Note or any portion hereof shall be beneficially owned by a Borrower Affiliate (other than SK Energy), no Maximum Percentage or Beneficial Ownership Limitation shall apply to this Note while beneficially owned (as defined in the Securities Exchange Act of 1934, as amended) by such Borrower Affiliate (other than SK Energy), provided that the Maximum Percentage and Beneficial Ownership Limitation, each as applicable, shall automatically apply to such Note or portion thereof, at any time this Note or the applicable portion thereof, is transferred, sold or assigned to such non-Borrower Affiliate, effective immediately upon such transfer, sale or assignment.

4. All past-due Principal and Interest shall bear interest at the lesser of (a) the rate of ten percent (10%) per annum; and (b) the Maximum Rate, until paid in full (the "**Default Rate**").

5. The "**Maturity Date**" of this Note shall be the earlier of (a) October __, 2021; and (b) the date that the Holder has effected an Acceleration as described in Section 16, below.

6. Upon the occurrence of an Event of Default hereunder the Principal amount of this Note and any accrued Interest thereon shall bear interest at the Default Rate.

7. This Note may be prepaid in whole or in part, at any time and from time to time, without premium or penalty, with such payments to be applied as described in Section 8 below.

8. All payments made by Borrower under this Note will be applied: (i) first, to late charges, costs of collection or enforcement, and similar amounts due, if any, under the Note; (ii) second, to Interest that is due and payable under this Note, if any; and (iii) third, the remainder to Principal due and payable under this Note.

9. If any payment of Principal or Interest on this Note shall become due on a non-Business Day, such payment shall be made on the next succeeding Business Day. "**Business Day**" means a day other than (i) a Saturday, (ii) a Sunday or (iii) a day on which commercial banks in the City of Houston, Texas are authorized or required to be closed for business.

10. This Note shall be binding upon Borrower and inure to the benefit of Holder and Holder's respective successors and assigns. Each holder of this Note, by accepting the same, agrees to and shall be bound by all of the provisions of this Note (including, but not limited to Section 24 hereof). Holder may assign this Note or any of its rights, interests or obligations to this Note to another party with the prior written approval of Borrower, which shall not be unreasonably withheld, conditioned or delayed, provided that the Borrower may require such subsequent holder to consent to and to agree to the assumption of the terms and conditions of this Note, including, but not limited to Section 24.

11. No provision of this Note shall alter or impair the obligation of Borrower to pay the Principal of and Interest on this Note at the times, places and rates, and in the coin or currency, herein prescribed.

12. Borrower will do or cause to be done all things reasonably necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and comply with all laws applicable to Borrower, except where the failure to comply could not reasonably be expected to have a material adverse effect on Borrower.

13. Notwithstanding anything to the contrary in this Note or any other agreement entered into in connection herewith, whether now existing or hereafter arising and whether written or oral, it is agreed that the aggregate of all Interest and any other charges constituting interest, or adjudicated as constituting interest, and contracted for, chargeable or receivable under this Note or otherwise in connection with this loan transaction, shall under no circumstances exceed the Maximum Rate.

14. Borrower represents and warrants to Holder as follows:

(a) The execution and delivery by Borrower of this Note (i) are within Borrower's power and authority, and (ii) have been duly authorized by all necessary action.

(b) This Note is a legally binding obligation of Borrower, enforceable against Borrower in accordance with the terms hereof, except to the extent that (i) such enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights, and (ii) the availability of the remedy of specific performance or injunctive or other equitable relief is subject to the discretion of the court before which any proceeding therefore may be brought.

(c) The Shares, when issued, sold and delivered in accordance with the terms of this Note, will be duly and validly issued, fully paid and nonassessable, and will be free and clear of any pledges, liens and encumbrances, other than restrictions on transfer under this Note and applicable securities laws of any state or other jurisdiction.

15. Holder represents and warrants to the Borrower, and agrees, as follows (collectively the "**Representations**"):

(a) The execution and delivery by the Holder of this Note (i) are within the Holder's corporate power and authority, and (ii) have been duly authorized by all necessary corporate action. Further, the undersigned is a duly authorized representative of the Holder who has been authorized by a resolution of the

governing body of the Holder to exercise any and all documents necessary to effectuate the purchase of this Note.

(b) This Note and any Shares issuable pursuant to the terms of this are being acquired by Holder for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof.

(c) Holder acknowledges that it is an "**accredited investor**" as such term is defined in Rule 501 of Regulation D of the Securities Act of 1933, as amended (the "**Act**" or the "**Securities Act**").

(d) Holder has sufficient knowledge and experience in financial and business matters and is capable of evaluating the risks and merits of Holder's investment in the Note and where applicable the Shares; Holder believes that Holder has received or had access to all information Holder considers necessary or appropriate to make an informed investment decision with respect to this Note (and where and if applicable, the Shares), including the opportunity ask the Borrower or its officers any questions it has regarding the Borrower or the Note; and Holder is able financially to bear the risk of losing Holder's full investment in this Note and where applicable, the Shares.

(e) Holder has not become aware of and has not been offered the Note by any form of general solicitation or advertising, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine, or other similar media or television or radio broadcast or any seminar or meeting where, to such Holder's knowledge, those individuals that have attended have been invited by any such or similar means of general solicitation or advertising.

(f) The Holder understands that the Note and the Shares are being offered to it in reliance on specific exemptions from or non-application of the registration requirements of federal and state securities laws and that the Borrower is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein in order to determine the applicability of such exemptions and the suitability of Holder to acquire the Note and Shares. All information which Holder has provided to the Borrower concerning the Holder's financial position and knowledge of financial and business matters is correct and complete as of the date hereof, and if there should be any material change in such information, the Holder will immediately provide Borrower with such information.

(g) Holder understands that this Note and any Shares issuable upon the terms hereof have not been registered under the Securities Act or registered or qualified under any securities laws of any state or other jurisdiction, are "**restricted securities,**" and cannot be resold or otherwise transferred unless they are registered

under the Securities Act, and registered or qualified under any other applicable securities laws, or an exemption from such registration and qualification is available. Prior to any proposed transfer of this Note, subject to the terms and conditions of this Note or any Shares, Holder shall, among other things, give written notice to the Borrower of its intention to effect such transfer, identifying the transferee and describing the manner of the proposed transfer and, if requested by the Borrower, accompanied by (i) investment representations by the transferee similar to the Representations and (ii) an opinion of counsel satisfactory to the Borrower to the effect that the proposed transfer may be effected without registration under the Securities Act and without registration or qualification under applicable state or other securities laws. Each certificate issued to evidence the Shares shall bear a legend as follows:

"The securities represented by this certificate have not been registered under the Securities Act of 1933 or any state securities act. The securities have been acquired for investment and may not be sold, transferred, pledged or hypothecated unless (i) they shall have been registered under the Securities Act of 1933 and any applicable state securities act, or (ii) the corporation shall have been furnished with an opinion of counsel, satisfactory to counsel for the corporation, that registration is not required under any such acts."

16. If an Event of Default (as defined herein) occurs (unless all Events of Default have been cured or waived by the Holder), the Holder, may, by written notice to the Borrower, declare the Principal amount then outstanding of, and the accrued Interest and all other amounts payable on, this Note to be immediately due and payable (an "**Acceleration**") (provided that upon the occurrence of an Event of Default described in Section 16(c) below, the Principal amount then outstanding of, and the accrued Interest and all other amounts payable on, this Note shall immediately be due and payable) and can take any and all other actions provided for under applicable law. The following events and/or any other Events of Default defined elsewhere in this Note are "**Events of Default**" under this Note, unless waived in writing by the Holder:

(a) Borrower shall fail to pay, when and as due, the Principal, Interest or any other amount payable hereunder (including, the Shares), and such failure has continued for ten (10) days from the date that the Holder has provided the Borrower written notice of such failure; or

(b) Borrower shall have breached in any material respect any covenant, term or conditions in this Note, and, with respect to breaches capable of being cured, such breach shall not have been cured within ten (10) days from the date that the Holder has provided the Borrower written notice of such breach; or

(c) Borrower shall: (i) become insolvent or take any action which constitutes its admission of inability to pay its debts as they mature; (ii) make an

assignment for the benefit of creditors, file a petition in bankruptcy, petition or apply to any tribunal for the appointment of a custodian, receiver or a trustee for it or a substantial portion of its assets; (iii) commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation or statute of any jurisdiction, whether now or hereafter in effect; (iv) have filed against it any such petition or application in which an order for relief is entered or which remains undismissed for a period of ninety (90) days or more; (v) indicate its consent to, approval of or acquiescence in any such petition, application, proceeding or order for relief or the appointment of a custodian, receiver or trustee for it or a substantial portion of its assets; or (vi) suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of ninety (90) days or more; or

(d) Borrower shall take any action authorizing, or in furtherance of, any of the foregoing.

In case any one or more Events of Default shall occur and be continuing, the Holder, may proceed to protect and enforce the rights of the Holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or for an injunction against a violation of any of the terms hereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise. In case of a default in the payment of any Principal of or premium, if any, or Interest on this Note, Borrower will pay to the Holder such further amount as shall be sufficient to cover the reasonable cost and expenses of collection, including, without limitation, reasonable attorneys' fees, expenses and disbursements. No course of dealing and no delay on the part of the Holder in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice the Holder's rights, powers or remedies. No right, power or remedy conferred by this Note upon the Holder shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

17. Except as expressly provided otherwise in this Note, Borrower and every endorser or guarantor, if any, of this Note waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, and assent to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral available to the Holder, if any, and to the addition or release of any other party or person primarily or secondarily liable.

18. If from any circumstance any holder of this Note shall ever receive Interest or any other charges constituting interest, or adjudicated as constituting interest, the amount, if any, which would exceed the Maximum Rate shall be applied to the reduction of the Principal amount owing on this Note, and not to the payment of interest; or if such excessive interest exceeds the unpaid balance of Principal hereof, the amount of such

excessive interest that exceeds the unpaid balance of Principal hereof shall be refunded to Borrower. In determining whether or not the interest paid or payable exceeds the Maximum Rate, to the extent permitted by applicable law (i) any non-Principal payment shall be characterized as an expense, fee or premium rather than as Interest; and (ii) all Interest at any time contracted for, charged, received or preserved in connection herewith shall be amortized, prorated, allocated and spread in equal parts during the period of the full stated term of this Note. The term "**Maximum Rate**" shall mean the maximum rate of interest allowed by applicable federal or state law.

19. It is the intention of the parties hereto that the terms and provisions of this Note are to be construed in accordance with and governed by the laws of the State of Texas, except as such laws may be preempted by any federal law controlling the rate of Interest which may be charged on account of this Note. The parties hereby consent and agree that, in any actions predicated upon this Note, venue is properly laid in Texas and that the Circuit Court in and for Harris County, Texas, shall have full subject matter and personal jurisdiction over the parties to determine all issues arising out of or in connection with the execution and enforcement of this Note.

20. The term "**Borrower**" as used herein in every instance shall include Borrower's successors, legal representatives and permitted assigns, including all subsequent grantees, either voluntarily by act of Borrower or involuntarily by operation of law and shall denote the singular and/or plural and the masculine and/or feminine and natural and/or artificial persons, whenever and wherever the contexts so requires or properly applies. The term "**Holder**" as used herein in every instance shall include Holder's successors, legal representatives and permitted assigns, as well as all subsequent assignees and endorsees of this Note, either voluntarily by act of the parties or involuntarily by operation of law (subject in each case to Section 21 hereof). Captions and paragraph headings in this Note are for convenience only and shall not affect its interpretation. As used herein, words in the singular shall be held to include the plural and vice versa, and words of one gender shall be held to include the other gender as the context requires.

21. If and whenever this Note shall be assigned and transferred, or negotiated, including transfers to substitute or successor trustees, in each case subject to the terms of this Note, applicable law and the availability of an exemption from registration for such transfer, which shall be confirmed by the Holder by the Holder providing the Borrower a legal opinion for such transfer, which opinion shall be reasonably accepted by the Borrower, the holder hereof shall be deemed the "**Holder**" for all purposes under this Note.

22. Anything else in this Note to the contrary notwithstanding, in any action arising out of this Agreement, the prevailing party shall be entitled to collect from the non-prevailing party all of its attorneys' fees. For the purposes of this Note, the party who receives or is awarded a substantial portion of the damages or claims sought in any proceeding shall be deemed the "**prevailing**" party and attorneys' fees shall mean the reasonable fees charged by an attorney or a law firm for legal services and the services of

any legal assistants, and costs of litigation, including, but not limited to, fees and costs at trial and appellate levels.

23. If any term or other provision of this Note is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Note shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Note so as to affect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

24. Neither this Note nor any term hereof may be amended or waived orally or in writing, except that any term of this Note may be amended and the observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively), upon the approval of the Borrower and the written consent of the Holder.

25. The Note constitutes the entire agreement of the parties regarding the matters contemplated herein, or related thereto, and supersedes all prior and contemporaneous agreements, and understandings of the parties in connection therewith.

26. This Note and any signed agreement or instrument entered into in connection with this Note, and any amendments hereto or thereto, may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .jpeg or similar attachment to electronic mail (any such delivery, an "**Electronic Delivery**") shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party, each other party shall re execute the original form of this Note and deliver such form to all other parties. No party shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

27. Each party herein expressly represents and warrants to all other parties hereto that (a) before executing this Note, said party has fully informed itself of the terms, contents, conditions and effects of this Note; (b) said party has relied solely and completely upon its own judgment in executing this Note; (c) said party has had the opportunity to seek and has obtained the advice of its own legal, tax and business advisors before executing this Note; (d) said party has acted voluntarily and of its own free will in executing this Note; and (e) this Note is the result of arm's length negotiations conducted by and among the parties and their respective counsel.

28. All notices, approvals, consents, requests, and other communications hereunder shall be in writing and shall be delivered (i) by personal delivery, or (ii) by national overnight courier service, or (iii) by certified or registered mail, return receipt requested, or (iv) via facsimile transmission, with confirmed receipt, or (v) via email. Notice shall be effective upon receipt except for notice via fax (as discussed above). Such notices shall be sent to the applicable party or parties at the address specified on the signature page hereof, subject to notice of changes thereof from any party with at least ten (10) business days' notice to the other parties. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

[Remainder of page left intentionally blank. Signature page follows.]

IN WITNESS WHEREOF, Borrower has duly executed this Promissory Note as of October 25 2018, with an Effective Date as provided above.

"**Borrower**"

PEDEVCO Corp.

By: [signature]

Its: EVP + General Counsel

Printed Name: Clark R. Moore

Address for Notice:

1250 Wood Branch Park Dr., Suite 400
Houston, Texas 77079
Attn: Clark R. Moore
Email: cmoore@pacificenergydevelopment.com

"**Holder**"

SK Energy, LLC

By: Simon G Kukes

Printed Name: Simon Gregory Kukes

Position with Entity (if Holder is an entity): CEO and owner

If held jointly, joint holder:

By:______________________

Printed Name:______________________

Address for Notice:

SK Energy, LLC
5100 Westheimer Suite 200, Houston, Texas 77056
Attn: Dr. Simon Kukes

EXHIBIT A

Conversion Election Form
__________, 20__

Re: Conversion of Convertible Promissory Note CN-7

Ladies and Gentlemen:

You are hereby notified that, pursuant to, and upon the terms and conditions of that certain Convertible Promissory Note CN-7 of PEDEVCO Corp. (the "**Company**") dated October 25, 2018 in the amount of $7,000,000 (the "**Note**" – certain capitalized terms used herein have the meanings given to such terms in the Note), held by us, we hereby elect to exercise our Holder Conversion Option (as such term in defined in the Note), in connection with $_________ of the amount currently owed under the Note (including $__________ of Principal and $________ of accrued Interest), effective as of the date of this writing, which amount will convert into _________ shares of the common stock of the Company (the "**Conversion**"), respectively, based on Conversion Price of $__________ (as defined in the Note). Please issue certificate(s) for the applicable securities issuable upon the Conversion, in the name of the person provided below. The Conversion will not cause us to exceed the Beneficial Ownership Limitation. We hereby re-confirm and re-certify the Representations in connection with, and as of the date of, this notice.

Very truly yours,

____
Name:_____________________

If on behalf of Entity:
Entity Name:_____________
Signatory's Position with Entity:

____

If held jointly:
Joint Holder:_________________
Name:____________________

Please issue certificate(s) for common stock as follows:

Name____
Address____
Social Security No./EIN of Shareholder ______________________________

Please send the certificate(s) evidencing the common stock to:
Attn:_____________________________________

Address:____

________________ __, 20__